UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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Black Hills Corporation

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BLACK HILLS CORPORATION
625 Ninth Street
Rapid City, South Dakota 57701

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
MAY 28, 2003

April 21, 2003

Dear Shareholder:

        You are invited to attend the annual meeting of shareholders of Black Hills Corporation to be held on Wednesday, May 28, 2003 at 9:30 a.m., local time, at The Journey Museum, 222 New York Street, Rapid City, South Dakota. The purpose of our annual meeting is to consider and take action on the following:

1.	Election of three Directors: David C. Ebertz and John R. Howard as Class III Directors and Daniel P. Landguth as a Class II Director.

2.	Ratification of Deloitte & Touche LLP to serve as independent auditors for the year 2003.

3.	Any other business that properly comes before the annual meeting.

        The enclosed proxy statement discusses the important matters to be considered at this year’s meeting. Our common shareholders of record as of April 11, 2003 can vote at the annual meeting.

        Your vote is very important. You may vote your shares by telephone, by the Internet or by returning the enclosed proxy. If you own shares of common stock other than the shares shown on the enclosed proxy, you will receive a proxy in a separate envelope for each such holding. Please vote each proxy received. To make sure that your vote is counted if voting by mail, you should allow enough time for the postal service to deliver your proxy before the meeting.

Sincerely, STEVEN J. HELMERS Senior Vice President, General Counsel and Secretary

BLACK HILLS CORPORATION
625 Ninth Street
Rapid City, South Dakota 57701

PROXY STATEMENT

        A proxy in the accompanying form is solicited by the Board of Directors of Black Hills Corporation, a South Dakota corporation, to be voted at the annual meeting of our shareholders to be held Wednesday, May 28, 2003, and at any adjournment of the annual meeting.

        The enclosed form of proxy, when executed and returned, will be voted as set forth therein. Any shareholder signing a proxy has the power to revoke the proxy in writing, addressed to our secretary, or in person at the meeting at any time before the proxy is exercised.

        All shares represented by valid, unrevoked proxies will be voted at our annual meeting. Shares voted as abstentions on any matter, or as “withhold authority” as to votes for members of our Board of Directors, will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting but will be counted as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which the shareholder has abstained. If a broker submits a proxy which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to such matters.

        We will bear all costs of the solicitation. In addition to solicitation by mail, our officers and employees may solicit proxies by telephone, fax, or in person. Georgeson Shareholder Communications, Inc. has been retained to assist in the solicitation of proxies at an anticipated cost of $5,500 plus out-of-pocket expenses. Also, we will, upon request, reimburse brokers or other persons holding stock in their names or in the names of their nominees for reasonable expenses in forwarding proxies and proxy materials to the beneficial owners of stock.

        This proxy statement and the accompanying form of proxy are to be first mailed on or about April 21, 2003. Our 2002 annual report to shareholders is being mailed to shareholders with this proxy statement.

VOTING RIGHTS AND PRINCIPAL HOLDERS

        Only our shareholders of record at the close of business on April 11, 2003, will be entitled to vote at the meeting. Our outstanding voting stock as of such record date consisted of 27,464,723 shares of our common stock.

        Each outstanding share of our common stock is entitled to one vote. Cumulative voting is permitted in the election of our Board of Directors. Each share is entitled to three votes, one each for the election of three directors, and the three votes may be cast for a single person or may be distributed among two or three persons.

TABLE OF CONTENTS

COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING PROCESS	1
ITEM 1: ELECTION OF DIRECTORS	4
Security Ownership of Management and Principal Shareholders	8
Section 16(a) Beneficial Ownership Reporting Compliance	9
The Board and Committees	9
Related Party Transactions	10
Directors' Fees	11
Executive Compensation	11
Retirement Plans	15
Retirement Benefits	16
Nonqualified Deferred Compensation Plan	17
Retirement Savings Plan	17
Executive Employment Contracts and Change of Control Arrangements	18
Audit Committee Report	21
Principal Accounting Firm Fees	22
Stock Performance Graph	23
ITEM 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	23
ITEM 3: TRANSACTION OF OTHER BUSINESS	24
Shareholder Proposals for 2004 Annual Meeting	24
Shared Address Shareholders	24
Annual Report on Form 10-K	25

COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE
ANNUAL MEETING PROCESS

Q:	Who is soliciting my proxy?

A:	The Board of Directors of Black Hills Corporation.

Q:	Where and when is the annual meeting?

A:	9:30 a.m., Mountain Daylight Time, May 28, 2003 at The Journey Museum, 222 New York Street, Rapid City, South Dakota.

Q:	What am I voting on?

A:

   •  Election of three Directors: David C. Ebertz and John R. Howard as Class III Directors and Daniel P. Landguth as a Class II Director.

   •  Ratification of Deloitte & Touche LLP as our independent auditors for 2003.

Q:	Who can vote?

A:

Holders of our common stock as of the close of business on the record date, April 11, 2003, can vote at our annual meeting. Each share of our common stock gets one vote. Cumulative voting is permitted in the election of directors. Each share is entitled to three votes, one each for the election of three directors, and the three votes may be cast for a single person or may be distributed among two or three persons.

Q:	How do I vote?

A:	There are three ways to vote by proxy:

  by calling the toll free telephone number on the enclosed proxy;
  by using the Internet; or
  by returning the enclosed proxy in the envelope provided.
You may be able to vote by telephone or the Internet if your shares are held in the name of a bank or broker. Follow their instructions.

If we receive your signed proxy before the annual meeting, we will vote your shares as you direct. You can specify on your proxy whether your shares should be voted for all, some or none of the nominees for directors. You can also specify whether you approve, disapprove or abstain from the other proposal.

If you do not mark any sections, your proxy card will be voted:

• in favor of the election of the directors named in Item 1; and • in favor of Item 2.

You have the right to revoke your proxy any time before the meeting by:

• entering a new vote by telephone or Internet;
        •  notifying our secretary in writing;
        •  sending a later dated proxy changing your vote; or
• attending the meeting in person and revoking your proxy at any time before the proxy is exercised.

Q:	Who will count the vote?

A:	Representatives of Wells Fargo Bank Minnesota, N.A. will count the votes and serve as judges of the election.

Q:	What constitutes a quorum?

A:

As of the record date, April 11, 2003, 27,464,723 shares of our common stock were issued and outstanding. In order to conduct the annual meeting, more than one-half of the outstanding shares must be present or be represented by proxy. This is referred to as a “quorum.” If you submit a properly executed proxy card, you will be considered as part of the quorum. Proxies marked as abstaining on any proposal to be acted on by shareholders will be treated as present at the annual meeting for purposes of a quorum. Proxies marked as abstaining, however, will not be counted as votes cast on that proposal. Abstaining proxies include proxies containing broker non-votes.

Q:	What vote is needed for these proposals to be adopted?

A:

More than one-half of shares present either in person or by proxy and entitled to vote at the annual meeting must vote for a proposal in order for it to be adopted. For the election of directors, votes “withheld” will be considered votes against the directors. For all other proposals, abstentions and broker non-votes will not be counted as “votes” cast.

Q:	What should I do now?

A:

You should vote your shares by telephone, by the Internet or by returning your signed and dated proxy card in the enclosed envelope as soon as possible, so that your shares will be represented at the annual meeting.

Q:	Who conducts the proxy solicitation and how much will it cost?

A:

We are asking for your proxy for the annual meeting and will pay all the cost of asking for shareholder proxies. We have hired Georgeson Shareholder Communications, Inc. to help us send out the proxy materials and ask for proxies. Georgeson Shareholder Communications, Inc.‘s fee for these services is anticipated to be $5,500, plus out-of-pocket expenses. We can ask for proxies through the mail or by telephone, fax, or in person. We can use our directors, officers and regular employees to ask for proxies. These people do not receive additional compensation for these services. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of our common stock.

Q:	Can I revoke my proxy?

A:

Yes. You can change your vote in one of four ways at any time before your proxy is used. First, you can enter a new vote by telephone or Internet. Second, you can revoke your proxy by written notice. Third, you can send a later dated proxy changing your vote. Fourth, you can attend the meeting and vote in person.

Q:	How will my shares be voted if they are held in a broker’s name?

A:	Your broker may vote shares nominally held in its name, or in what is commonly called “street name,” under some circumstances, only if you provide the broker with written instructions on how to vote.

Q:	What happens if I do not give my broker instructions?

A:	Absent your instructions, under some circumstances, these shares will not be voted. Therefore, we urge you to instruct your broker in writing to vote shares held in street name.

Q:	Who should I call with questions?

A:	If you have questions about the annual meeting, you should call Steven J. Helmers, Senior Vice President, General Counsel and Secretary, at (605) 721-1700.

Q:	When are the shareholder proposals for the annual meeting held in 2004 due?

A:

In order to be considered, you must submit proposals for next year’s annual meeting in writing to our secretary at our executive offices at 625 Ninth Street, P.O. Box 1400, Rapid City, South Dakota 57709, prior to December 23, 2003.

ITEM 1: ELECTION OF DIRECTORS

        In accordance with the Bylaws and Article Sixth of the Articles of Incorporation, members of our Board of Directors are elected to three classes of staggered terms consisting of three years each. At this annual meeting of our shareholders, two Directors will be elected to Class III of the Board of Directors to hold office for a term of three years until our annual meeting of shareholders in 2006, and until their respective successors shall be duly elected and qualified. One Director will be elected to Class II of the Board of Directors to hold office for a term of two years until our annual meeting of shareholders in 2005, and until his successor shall be duly elected and qualified.

        All three nominees for directors are presently members of our Board of Directors. The proxy attorneys will vote your stock for the election of the three nominees for directors listed below, unless otherwise instructed. If, at the time of the meeting, any of such nominees shall be unable to serve in the capacity for which they are nominated or for good cause will not serve, an event which the Board of Directors does not anticipate, it is the intention of the persons designated as proxy attorneys to vote, at their discretion, for nominees to replace those who are unable to serve. The affirmative vote of a majority of the common shares present and entitled to vote with respect to the election of directors is required for the election of the nominees to the Board of Directors.

        The following information, including principal occupation or employment for the past five or more years, is furnished with respect to each of the following persons who are nominated as Class III Directors, each to serve for a term of three years to expire in 2006.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE FOLLOWING NOMINEES:

Nominees for Election Until
2006 Annual Meeting — Class III

Name, Age, Principal Occupation for Last Five Years and Other Directorships	Director Since

David C. Ebertz, 57	1998
President, Dave Ebertz Risk Management
Consulting, a firm specializing in insurance and risk
management services for schools and public entities, since
January 2000. Owner and President, Barlow Agency, Inc.,
an insurance agency, from 1976 to December 1999.
Gillette, Wyoming
John R. Howard, 62	1977
Recently retired as President, Industrial Products, Inc., an industrial parts distributor, providing equipment and supplies to the mining and manufacturing industries, since 1992.
Special Projects Manager for Linweld, Inc.
Rapid City, South Dakota

    Mr. Landguth’s current term as a Director in Class III expires on the date of the 2003 annual meeting of shareholders. Mr. Landguth has been nominated to fill a new Board position in Class II, and to serve in that capacity until the current term of Class II Directors expires at the 2005 annual meeting. This term as a Class II Director coincides with the term of the employment contract between us and Mr. Landguth described below. The Board of Directors is actively engaged in a process to fill the vacancy in Class III that will be created upon the election of Mr. Landguth as a Class II Director. The Governance Committee and the Board of Directors have not yet identified anyone to fill the vacancy that will be created. Accordingly, the enclosed proxy solicits your vote for only two Class III Directors. The Articles of Incorporation provide that any Board vacancies may be filled by the affirmative vote of a majority of the remaining directors. The nomination and election of Mr. Landguth to a new Board position in Class II will ensure that the Board continues to be comprised of at least nine members, as required by the Articles of Incorporation.

        The following information, including principal occupation or employment for the past five or more years, is furnished with respect to the following person who is nominated as a Class II Director, to serve for a term of two years to expire in 2005.

5

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE FOLLOWING NOMINEE:

Nominee for Election Until
2005 Annual Meeting— Class II

Name, Age, Principal Occupation for Last Five Years and Other Directorships	Director Since

Daniel P. Landguth, 56	1989
Chairman and Chief Executive Officer of
Black Hills Corporation, since 1991. Mr. Landguth
has 33 years experience with Black Hills Corporation.
Rapid City, South Dakota

Directors Whose Terms Expire at
2004 Annual Meeting— Class I

Name, Age, Principal Occupation for Last Five Years and Other Directorships	Director Since

Steven J. Helmers, 46	March 2003
Senior Vice President, General Counsel and
Secretary of Black Hills Corporation, since January 2001.
Attorney and partner, Truhe, Beardsley, Jensen,
Helmers & Von Wald, Prof. LLC, from 1997 to 2001.
Rapid City, South Dakota
Everett E. Hoyt, 63	1991
President and Chief Operating Officer of
Black Hills Corporation, since February 2001. President and
Chief Operating Officer of Black Hills Power, Inc., our regulated electric utility, from 1989 to February 2001.
Rapid City, South Dakota
Thomas J. Zeller, 55	1997
President, RESPEC, a technical consulting
and services firm with expertise in engineering, environmental and information technologies, since 1995.
Rapid City, South Dakota

        On March 27, 2003, Adil M. Ameer resigned as a Class I Director of Black Hills Corporation because of other professional commitments. The Board of Directors elected Mr. Helmers to serve as a Director in Class I on an interim basis, pending the search for and election of an outside director to replace Mr. Ameer.

Directors Whose Terms Expire at
2005 Annual Meeting — Class II

Name, Age, Principal Occupation for Last Five Years and Other Directorships	Director Since

David S. Maney, 39	1999
Managing Partner, Headwaters MB, LLC,
a middle market merchant banking firm, providing investment
banking services nationwide, since October 2001.
Telecommunications Venture Capital Investor
and Consultant, since November 2000. Founder, Former
President and CEO, Worldbridge Broadband Services, Inc.
CEO, Open Access Broadband Networks, Inc., nationwide
providers of outsourced field operations and technical services to the telecommunications industry, from 1994 to November 2000.
Golden, Colorado
Bruce B. Brundage, 67	1986
President and Director, Brundage & Company,
a Colorado-based firm providing, since 1973, financial and advisory services to business concerns primarily located in
the western United States.
Larkspur, Colorado
Kay S. Jorgensen, 52	1992
Co-Owner and Vice President, Jorgensen-Thompson
Creative Broadcast Services, Inc., providing radio
broadcast services in the western United States, since 1997.
Previously served in the South Dakota State Legislature and
on various state and local boards and commissions.
Spearfish, South Dakota

Security Ownership of Management and Principal Shareholders

        The following table sets forth the beneficial ownership of our common stock as of March 31, 2003 for each director, each executive officer named in the summary compensation table, all of our directors and executive officers as a group, and each person or entity known by us to beneficially own more than five percent of our outstanding shares of common stock. Beneficial ownership includes shares a director or executive officer has the power to vote or transfer, and stock options that are exercisable currently or within 60 days of March 31, 2003.

        Except as otherwise indicated by footnote below, we believe that each individual or entity named has sole investment and voting power with respect to the shares of common stock indicated as beneficially owned by that individual or entity.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned		Options Exercisable Within 60 Days	Directors Common Stock Equivalents(1)	Total	Percentage(2)

Directors and Named
Executive Officers
Bruce B. Brundage	7,467		--	7,686	15,153	*
David C. Ebertz	3,445	(3)	--	1,448	4,893	*
Steven J. Helmers	4,367	(4)	16,036	--	20,403	*
John R. Howard	16,864		--	6,332	23,196	*
Everett E. Hoyt	23,885		78,055	--	101,940	*
Kay S. Jorgensen	4,344		--	2,943	7,287	*
Daniel P. Landguth	73,610		63,834	--	137,444	*
David S. Maney	4,682	(5)	--	1,201	5,883	*
Thomas M. Ohlmacher	5,485		57,730	--	63,215	*
Mark T. Thies	11,964	(6)	55,221	--	67,185	*
Thomas J. Zeller	2,339	(7)	--	1,743	4,082	*
All directors and executive
officers as a group
(18 persons)	212,140		552,190	21,352	785,682	2.9%
Five Percent Shareholders
Gerald R. Forsythe; Michelle
R. Forsythe, et. al
1111 S. Willis Avenue
Wheeling, IL 60090	1,530,100	(8)	9,665	267	1,540,032	5.6%

* Represents less than one percent of the common stock outstanding.

        (1)Represents common stock allocated to the directors’ accounts in the directors’ stock based compensation plan, of which the trustee has sole voting and investment authority.

        (2)Shares of common stock which were not outstanding but could be acquired by a person upon exercise of an option within sixty days of March 31, 2003, or conversion of the Series 2000-A Convertible Preferred Stock are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by such person. Such shares, however, are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.

        (3)Shares owned with Mr. Ebertz’s spouse as to which he shares voting and investment authority.

        (4)Includes 1,727 shares owned jointly with Mr. Helmers’ spouse as to which he shares voting and investment authority, and 115 shares held in a trust which he shares voting and investment authority.

        (5)Includes 3,500 shares owned jointly with Mr. Maney’s spouse as to which he shares voting and investment authority.

        (6)Includes 6,657 shares owned jointly with Mr. Thies’ spouse as to which he shares voting and investment authority.

        (7)Includes 225 shares owned jointly with Mr. Zeller’s spouse as to which he shares voting and investment authority, and 50 shares held by Mr. Zeller’s son as to which he has no voting or investment authority.

        (8)Represents shares held by the following individuals who became shareholders as a result of the Indeck acquisition: Gerald R. Forsythe (1,079,568 shares), Michelle R. Fawcett (112,508 shares), Marsha Fournier (112,508 shares), Monica J. Breslow (112,619 shares), Melissa S. Forsythe (112,619 shares) and John W. Salyer, Jr. (545 shares plus 9,665 stock options). The beneficial shares include 5,177 shares of Series 2000-A Preferred Stock which are convertible into 147,907 shares of common stock at their option at any time and automatically converted on July 7, 2005. Information relating to the shareholders is based on the shareholders’ Schedule 13D dated July 5, 2000, and shares issued by us under the Indeck earn-out calculation. The Schedule 13D indicates that the shareholders may be deemed to be a group for purposes of the Securities Exchange Act of 1934.

Section 16(a) Beneficial Ownership Reporting Compliance

        Based solely upon a review of our records and copies of reports on Form 3, 4 and 5 furnished to us, we believe that during 2002 all persons subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, filed the required reports on a timely basis.

The Board and Committees

        Our Executive Committee is comprised of John R. Howard, Everett E. Hoyt, Kay S. Jorgensen and Daniel P. Landguth, with Mr. Landguth serving as Chairperson. The Committee acts upon authority delegated by the Board of Directors in the interval between meetings of the Board. The Committee also recommends to the Board of Directors persons to be elected as officers, and supports the Board in the performance of its duties relating to strategic planning. The Executive Committee held four meetings during 2002.

        In late 2001, the Board of Directors established the position of Lead Director. John R. Howard was elected to hold this position, and continues to do so. The responsibilities of Lead Director, as provided in the Board’s Governance Guidelines, are to chair executive sessions of the Independent Directors and communicate the Board’s annual evaluation of the Chairman and CEO to those individuals. The Lead Director, together with the Independent Directors, establishes the agenda for executive sessions, to be held at the end of each regular meeting. The Lead Director also acts as Chairman of regular meetings of the Board in the absence of the CEO/Chairman.

        Our Compensation Committee is comprised of David C. Ebertz, John R. Howard, Kay S. Jorgensen and Thomas J. Zeller, with Mr. Ebertz serving as Chairperson. The Committee performs functions required by the Board of Directors in the administration of all federal and state statutes relating to employment and compensation, recommends to the Board of Directors compensation for officers, and considers and approves the Company’s compensation program including benefits, stock option plans and stock ownership plans. The Compensation Committee held seven meetings in 2002.

        Our Audit Committee is comprised of Bruce B. Brundage, John R. Howard, David S. Maney and Thomas J. Zeller, with Mr. Brundage serving as Chairperson. The Committee annually recommends to the Board of Directors an independent accounting firm to be appointed by the Board for ratification by our shareholders, reviews the scope and results of the annual audit including reports and recommendations of the firm, reviews our internal audit function, and periodically confers with the internal audit group, our management, and our independent accountants. The Audit Committee held five meetings in 2002.

        Our Governance Committee is comprised of Bruce B. Brundage, David C. Ebertz, John R. Howard, Kay S. Jorgensen and David S. Maney, with Mr. Howard serving as Lead Director and Chairperson. The Committee recommends to the Board of Directors persons to be nominated as directors or to be elected to fill vacancies on the Board. The Bylaws require that an outside director serve as Chairperson of the Committee. The Charter of the Governance Committee provides that the Lead Director shall serve as Chairperson. The Governance Committee held eleven meetings in 2002.

        Pursuant to our Bylaws, nominations from our shareholders for membership on the Board of Directors will be considered by the Governance Committee. Our shareholders who wish to submit names for future consideration for Board membership should do so in writing prior to December 23, 2003, addressed to Governance Committee, c/o Corporate Secretary, Black Hills Corporation, P.O. Box 1400, Rapid City, South Dakota 57709.

        Members of the Committees referred to above are designated by our Directors upon recommendation of the Governance Committee each year at a meeting held following our annual meeting of shareholders.

        Our Board of Directors held fourteen meetings during 2002. All Directors attended at least 75 percent of the combined total of Board meetings and Committee meetings on which the Director served.

Related Party Transactions

        Western Health, a division of Rapid City Regional Hospital, is a third party administrator for our healthcare plans. Adil M. Ameer, a Director until March 27, 2003, is President and Chief Executive Officer of Rapid City Regional Hospital. We paid approximately $135,328 to Western Health in 2002 for its services.

        Gerald R. Forsythe, a member of the group owning more than five percent of our common stock, owns two companies that have or are providing services to two of our subsidiaries. Forsythe Building Fund leases an office building to Black Hills Energy Capital, Inc. [(n/k/a) Black Hills Generation, Inc.] for approximately $10,961 per month. Indeck Power and Equipment Company, Inc. leased ten diesel generators to Black Hills Power, Inc. from March 15, 2001 to September 15, 2001, for approximately $25,000 per month/per unit. The leases were terminated on September 15, 2001. Although the leases contained a cancellation fee of $1,250,000 for all ten generators, the parties negotiated to settle their respective rights and obligations upon termination of the leases. Black Hills Power, Inc. paid a total cancellation fee of $800,000 in April 2002.

        During 2002, Black Hills Energy Capital, Inc. [(n/k/a) Black Hills Generation, Inc.] and its subsidiaries obtained insurance coverage (including new policies and policy renewals) through The Plexus Groupe Inc., which is a broker for commercial insurance policies. We obtained or renewed policies during 2002 for general liability, commercial umbrella, workers compensation, business auto, builders risk, property and health and dental care coverage. Walter R. Fawcett, III, President of The Plexus Groupe, is the husband of Michelle R. Fawcett and the son-in-law of Gerald R. Forsythe, both of whom are deemed to be beneficial owners of more than five percent of our common stock. According to the Schedule 13D filed by Mr. Forsythe, he, Ms. Fawcett and the shareholders identified therein may be deemed to be a “group” for purposes of the Securities Exchange Act of 1934. Specifically, Black Hills Energy Capital purchased: Group Insurance (Medical, Dental, Life, Disability Plans), for which the approximate brokerage commissions paid by the various carriers to The Plexus Groupe for 2002 was approximately $22,330; and, Commercial Insurance (CGL, Business Auto, WC, Umbrella, Environmental), for which the approximate brokerage commission received by The Plexus Groupe for 2002 was approximately $33,284. Additionally, in October 2002, we agreed to pay The Plexus Groupe $50,000 for insurance brokerage and consulting services related to obtaining and maintaining a new property policy for Black Hills Generation and its subsidiaries, for transitioning certain of our independent power projects from the builders risk policies to the new property policy, for consulting services related to negotiating and complying with insurance requirements in project financing agreements and other insurance-related services.

Directors’ Fees

        Directors who are not officers receive an annual fee of $24,000 plus a fee of $1,000 for each board meeting and committee meeting attended, provided such committee meetings are substantive in nature and content. Also, the Lead Director receives an annual retainer fee of $8,000 and the Committee Chairpersons receive an annual retainer fee of $4,000.

        In addition, each outside director receives common stock equivalents equal to $15,000 per year divided by the market price of our common stock. The common stock equivalents are payable in stock or cash at retirement or can be deferred at the election of the director.

        Members of our Board of Directors are required to beneficially own 100 shares of common stock when they are initially elected a director and to apply at least 50 percent of his or her retainer toward the purchase of additional shares until the director has accumulated at least 2,000 shares of common stock.

Executive Compensation

Compensation Committee Report

        The Compensation Committee of our Board of Directors is composed entirely of directors who are not employees of Black Hills Corporation. The Compensation Committee is responsible for developing and overseeing the implementation of the Company’s executive compensation philosophy, policies and programs. The components of our executive compensation program consist of a base salary, annual incentive plan and a long-term incentive award program. The committee oversees and administers the incentive compensation programs including the determination of the annual and long-term incentive awards.

        The executive compensation strategy is based on principles designed to:

  Promote the relationship between pay and performance;
  Attract, retain and encourage the development of highly qualified and motivated executives;
  Recognize and reward outstanding performance;
  Provide compensation that is competitive; and
  Promote overall corporate performance linked to the interest of our shareholders.

        The Committee retains the services of an independent international consulting firm, Hewitt Associates, to review and evaluate our compensation program as compared to compensation practices of other companies with similar characteristics, including size, type of business and compensation philosophy. In addition, the Committee also engaged an independent consultant in 2001 to review and provide guidance regarding Black Hills Corporation’s executive compensation philosophy and practices and trends in compensation programs. In response to the increased competition in the energy industry and changes in the size and mix of our business, the comparative groups are comprised of both utility and general industry companies. (The companies included in the comparative group are not identical to those included in the EEI Investor-Owned Electrics Index in the Stock Performance Graph included in this proxy statement). The Committee seeks to establish a market based competitive compensation program that is at or near the median, 50th percentile, of the comparative groups surveyed. Recommendations made by the Committee are based upon the market analysis, company performance and achievement of individual performance objectives.

        In May 2002, the Compensation Committee reviewed the base salary of our Chief Executive Officer. In determining the base salary, the Committee considered the recommendations from the Hewitt Associates study as well as the goals and objectives of the strategic plan which included financial measurements such as earnings growth and stock performance covering the previous 12 month performance period. At year end, 2001 earnings were $3.42 per share compared to $2.37 the previous year, while the stock price at year end 2001 was $33.84 compared to $44.75 the previous year. Generating capacity in the independent power business unit increased by 50 percent to 617 megawatts during this 12 month performance period with 400 megawatts under construction. The Compensation Committee balanced Company performance during these 12 months which experienced extreme market volatility and recommended to the Board of Directors, which was approved, a base wage increase for the Chief Executive Officer of 3.1 percent based off a prior base wage of $501,100.

        We currently maintain a variety of employee benefit plans and programs in which our executive officers may participate, including the Short-Term Annual Incentive Compensation Program, the Retirement Savings Plan, the Pension Plan, and the Pension Equalization Plan. With the exception of the Short-Term Annual Incentive Plan and the Pension Equalization Plan, these benefit plans and programs are generally available to all of our employees.

        The Short-Term Annual Incentive Compensation Program was designed to recognize and reward the contribution that group performance makes to corporate success. Our corporate officer group is eligible to participate in the plan. The program has a corporate goal that is based upon the percentage of consolidated earnings per share that exceed targeted amounts as well as certain performance goals for certain plan participants. Target award levels are a percent of each participant’s base salary. The target percentage for our Chief Executive Officer was 55 percent of base salary. Target levels for other corporate officers will vary based upon competitive benchmarks and position. The chief executive officer’s award opportunity can range from zero percent to two times the target percent. Individual awards may be adjusted based on assessment of individual performance and level of contribution. As a result of 2002 actual to budget earnings per share growth and based on pre-determined targets, the Chief Executive Officer received a payment of $176,126 or 62 percent of target payout level. Other corporate officers received payouts under this plan based upon 2002 actual earnings and the accomplishment of other specific goals. The minimum payout awarded was 62 percent of the respective individual targets.

        Long-term incentive compensation is based on long-term incentives granted by the Compensation Committee under our 1999 Stock Option Plan (“Stock Option Plan”) and 2001 Omnibus Incentive Compensation Plan (“Omnibus Incentive Plan”). Both of these plans were previously approved by our shareholders. The Stock Option Plan and Omnibus Incentive Plan are intended to promote our goals and link the personal interests of participants to those of our shareholders; to provide participants with an incentive for excellence in individual performance; to provide teamwork among participants; and to provide flexibility to us in our ability to motivate, attract, and retain the services of participants who make significant contributions to our success and allow participants to share in such success. The Compensation Committee oversees the administration of the Stock Option Plan and Omnibus Incentive Plan with full power and authority to determine when and to whom awards will be granted and the type, amount and other terms and conditions of each award. The Compensation Committee believes that executive compensation tied to stock price appreciation is an effective way to align the interests of management with those of our shareholders.

        In 2002, awards of restricted stock and nonqualified stock options were granted to corporate officers who participated in the Long-Term Incentive Compensation Plan. The value of these awards were reflective of corporate performance in 2001 as well as the intent to be market competitive based upon market data presented by Hewitt Associates. Restricted shares vest one-third a year over a three-year period, except for Mr. Hoyt’s restricted stock which vests 50 percent a year over two years. Dividends are paid on the restricted shares, however, any unvested restricted shares are forfeited if an officer’s employment is terminated for any reason other than death, disability, retirement or vesting in connection with a change of control. The Chief Executive Officer received an award of 7,530 restricted shares. Awards of restricted stock to other plan participants ranged from 1,000 shares to 3,135 shares.

        In 2002, under the Long-Term Incentive Compensation Plan, nonqualified stock options were granted. The Chief Executive Officer received 24,295 options. Grants of similar stock options were made to other corporate officers that ranged in size from 3,215 options to 10,110 options. The Vice President of Risk Management received 20,000 nonqualified stock options as part of an employment package to begin employment with the Corporation. Nonqualified stock option awards are granted with an exercise price equal to the market price of our common stock on the date of grant and vest one-third a year over a three-year period, except for Mr. Hoyt’s options which vest 50 percent a year over two years. All options expire in ten years.

        Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, limits the tax deductibility by a corporation of compensation in excess of $1 million paid to its Chief Executive Officer and any of its four most highly compensated executive officers. However, compensation, which qualifies as “performance-based” is excluded from the $1 million limit, if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the corporation’s shareholders.

        It is our policy to qualify, to the extent reasonable, our executive officers’ compensation for deductibility under applicable tax law. However, we intend to retain the flexibility necessary to provide total cash compensation in line with competitive practice, our compensation philosophy, and our best interests and may from time to time pay compensation to our executive officers that may not be deductible for tax purposes.

COMPENSATION COMMITTEE

David C. Ebertz, Chairperson	John R. Howard	Kay S. Jorgensen
Thomas J. Zeller

        The following table sets forth the compensation we paid for the fiscal year ended December 31, 2002, to our Chief Executive Officer and the four other most highly compensated executive officers who were serving as executive officers at the end of 2002. Compensation amounts shown in the table are based upon calendar earnings. Adjustments to the compensation of executive officers normally occur on June 1 of each year.

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long-Term Compensation		All Other Compensation (3)
Name and Principal Position	Year	Salary	Bonus(1)	Restricted Stock Awards(2)	Securities Underlying Options Granted
Daniel P. Landguth	2002	$529,258	$176,126	$250,000	24,295	--
Chairman and	2001	440,901	551,210	296,397	--	--
Chief Executive Officer	2000	314,800	233,955	--	84,000	--
Everett E. Hoyt	2002	$345,346	$97,036	$110,039	10,110	--
President and	2001	302,847	282,150	153,956	--	--
Chief Operating Officer	2000	191,200	92,430	--	41,000	--
Thomas M. Ohlmacher	2002	$292,142	$325,013	$110,035	9,190	$6,000
President and Chief	2001	229,904	430,560	61,782	2,500	5,100
Operating Officer of	2000	137,000	269,750	--	30,000	3,335
Integrated Energy
Mark T. Thies	2002	$240,635	$136,776	$72,482	6,665	$6,000
Senior Vice President and	2001	201,923	168,000	93,669	--	5,100
Chief Financial Officer	2000	145,035	81,000	--	30,000	5,100
Steven J. Helmers	2002	$214,846	$79,500	$60,021	10,110	$6,000
Senior Vice President,	2001	167,682	113,400	--	19,000	5,100
General Counsel and Secretary

        (1)Bonus amounts include amounts earned under the Short-Term Annual Incentive Plan. Mr. Ohlmacher's bonus in 2001 and 2000 includes a $269,100 and $200,000 energy-marketing bonus, respectively.

        (2)Valued at fair market value on the date of grant. The restricted stock vests one-third a year for three years from date of grant, assuming continued employment, except for the restricted stock granted to Mr. Hoyt in 2002 which vests one-half a year over two years. Dividends are paid on the restricted stock.

        At December 31, 2002, the Named Officers had the following amounts of restricted stock: Mr. Landguth – 11,100 shares ($294,372); Mr. Hoyt – 4,989 shares ($132,308); Mr. Ohlmacher – 3,594 shares ($95,313); Mr. Thies – 3,193 shares ($84,678); and Mr. Helmers – 1,710 shares ($45,349).

        (3)All other compensation includes amounts allocated under the 401(k) match.

        The following table sets forth information with respect to options granted during 2002.

BLACK HILLS CORPORATION STOCK OPTION GRANTS IN 2002(1)

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees	Exercise Price	Expiration Date	Grant Date Present Value(2)

Daniel P. Landguth	24,295	11.5%	$33.20	06/21/12	$160,590
Everett E. Hoyt	10,110	4.8%	$35.10	04/23/12	$80,071
Thomas M. Ohlmacher	9,190	4.3%	$35.10	04/23/12	$72,784
Mark T. Thies	6,665	3.1%	$35.10	04/23/12	$52,787
Steven J. Helmers	10,110	4.8%	$35.10	04/23/12	$80,071

        (1)Options vest annually in installments of 33 percent per year beginning on the first anniversary of the date of grant, except Mr. Hoyt’s options vest one-half a year over two years.

        (2)The Black-Scholes option-pricing model was used in determining the present value of the options granted. The assumptions utilized in the Black-Scholes model are as follows: 31 percent for expected volatility; 4.8 percent for risk free rate of return; 3.3 percent for dividend yield; and seven years for the time of exercise.

        The following table provides information on stock option exercises by the named executive officers and the value of such officers’ unexercised options at December 31, 2002.

STOCK OPTION EXERCISES IN 2002 AND YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise	Value Realized(1)	Number of Securities Underlying Unexercised Option at 12/31/02 Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at 12/31/02 Exercisable/Unexercisable(2)

Daniel P. Landguth	101,266	$969,923	35,834/52,295	$149,312/$130,060
Everett E. Hoyt	--	$--	59,333/23,777	$322,789/$63,483
Thomas M. Ohlmacher	--	$--	52,833/20,857	$244,977/$24,575
Mark T. Thies	--	$--	43,000/16,665	$200,048/$46,450
Steven J. Helmers	--	$--	9,666/19,444	$0/$0

        (1)Value realized is the market value of the shares at exercise date minus the exercise price.

        (2)Value of unexercisable options is the market value of the shares at year-end minus the exercise price.

Retirement Plans

        We have a defined benefit retirement plan, a pension plan, covering approximately 60 percent of our employees. The plan provides benefits at retirement based on length of employment service and average monthly pay in the five consecutive calendar years of highest earnings out of the last ten years. Our employees do not contribute to the plan. The amount of annual contribution by us to the plan is based on an actuarial determination. Accrued benefits become 100 percent vested after an employee completes five years of service.

        We also have a Pension Equalization Plan, a nonqualified supplemental plan, in which benefits are not tax deductible until paid. The plan is designed to provide the higher paid executive employee a retirement benefit which, when added to social security benefits and the pension to be received under the defined benefit retirement plan, will approximate retirement benefits being paid by other employers to its employees in similar executive positions. The employee’s pension from the qualified pension plan is limited under current law to $160,000 annually and the compensation taken into account in determining contributions and benefits cannot exceed $200,000 and cannot include nonqualified deferred compensation. The amount of deferred compensation paid under nonqualified plans such as the Pension Equalization Plan is not subject to these limits. A participant under the Pension Equalization Plan does not qualify for benefits until the benefits become vested under a vesting schedule — 20 percent after three years of employment under the plan increasing up to 100 percent vesting after eight years of employment under the plan. No credit for past service is granted under the Pension Equalization Plan. The annual benefit is 25 percent of the employee’s average earnings, if salary was less than two times the Social Security Wage Base, or 30 percent, if salary was more than two times the Social Security Wage Base, multiplied by the vesting percentage. Average earnings are normally an employee’s average earnings for the five highest consecutive full years of employment during the ten full years of employment immediately preceding the year of calculation. The annual Pension Equalization Plan benefit is paid on a monthly basis for 15 years to each participating employee and, if deceased, to the employee’s designated beneficiary or estate, commencing at the earliest of death or when the employee is both retired and 62 years of age or more. A participant with vested benefits who is 55 years of age or more and no longer an employee of the Company may elect to be paid benefits beginning at age 55 or older, subject to a discount of such benefits.

        In the event that at the time of a participant’s retirement, the participant’s salary level exceeds the qualified pension plan annual compensation limitation of $200,000 or includes nonqualified deferred compensation, then the participant shall receive an additional benefit which is measured by the difference between (i) the monthly benefit which would have been provided to the participant under the defined benefit retirement plan as if there were no annual compensation limitation and no exclusion on nonqualified deferred compensation, and (ii) the monthly benefit to be provided to the participant under the defined benefit retirement plan.

        We amended the Pension Equalization Plan, effective January 30, 2001, to provide for an additional benefit to compensate for the $160,000 annual defined benefit pension limitation. The additional benefit is measured by the difference between the monthly benefit which would have been provided to the participant under the defined benefit retirement plan as if there were no annual defined benefit pension limitation and the monthly benefit to be provided to the participant under the defined benefit retirement plan.

        Participants in the Pension Equalization Plan are designated by our Board of Directors upon recommendation of the Chief Executive Officer. Selection is based on key employees as determined by management and consideration of performance rather than being based solely on salary. The minimum salary component applied in the selection process is the maximum annual Social Security taxable wage base that is presently at $87,000.

Retirement Benefits

        The following table illustrates estimated annual benefits payable under the Defined Benefit Retirement Plan and the Pension Equalization Plan to our employees who retire at the normal retirement date.

Years of Service

Annual Pay	15 Years	20 Years	25 Years	30 Years	35 Years

$200,000	$103,833	$119,044	$134,256	$149,467	$164,678
250,000	130,383	149,594	168,806	188,017	207,228
300,000	156,933	180,144	203,356	226,567	249,778
350,000	183,483	210,694	237,906	265,117	292,328
400,000	210,033	241,244	272,456	303,667	334,878
450,000	236,583	271,794	307,006	342,217	377,428
500,000	263,133	302,344	341,556	380,767	419,978
550,000	289,683	332,894	376,106	419,317	462,528
600,000	316,233	363,444	410,656	457,867	505,078
650,000	342,783	393,994	445,206	496,417	547,628
700,000	369,333	424,544	479,756	534,967	590,178
750,000	395,883	455,094	514,517	573,517	632,728
800,000	422,433	485,644	548,856	612,067	675,278
850,000	448,983	516,194	583,406	650,617	717,828

        The years of credited service under the defined benefit retirement plan for the executive officers shown in the preceding summary compensation table are as follows: Daniel P. Landguth, 33 years; Everett E. Hoyt, 29 years; Mark T. Thies, five years; Thomas M. Ohlmacher, 28 years; and Steven J. Helmers, two years. Mr. Hoyt’s benefits will be reduced for service from prior employment.

        The benefits in the foregoing table were calculated as a straight life annuity. Amounts shown are exclusive of Social Security benefits and include benefits from both the Defined Benefit Retirement Plan and from the Pension Equalization Plan assuming a 100 percent vested interest in the Pension Equalization Plan.

Nonqualified Deferred Compensation Plan

        We have a Nonqualified Deferred Compensation Plan for a select group of management or highly compensated employees. Eligibility is determined by the Compensation Committee. Eligible employees may elect to defer up to 50 percent of their base salary and up to 100 percent of their Short-Term Annual Incentive Plan Award, including Company stock. The deferrals are deposited into a trust account where the participants may direct the investment of the deferrals (except for Company stock deferrals) as allowed by the plan. Investment earnings are credited to the participants’ accounts. Upon retirement, the Company will distribute the account balance to the participant according to the distribution election filed with the Compensation Committee. The participants may elect either a lump sum payment to be paid within 30 days of retirement, or annual or monthly installments over a period of years designated by the participant, but not to exceed 15 years.

Retirement Savings Plan

        We have a Retirement Savings Plan under Section 401(k) of the Internal Revenue Code of 1986, as amended, which permits our employees and those of our subsidiaries, including officers, to elect to invest up to 20 percent of their eligible earnings on a pre-tax basis into an investment fund subject to limitations imposed by the Internal Revenue Code.

        We provide a matching contribution of 100 percent of the employee’s tax deferred contribution, subject to a maximum of three percent of the employee’s compensation. Employees may invest the contribution provided by the Company in any of the investment choices offered in the Retirement Savings Plan.

        Distribution from the fund will be made to employees at termination of employment, retirement, death, or in case of hardship. No amounts were paid or distributed pursuant to the Retirement Savings Plan to the individuals named herein nor to the officers as a group.

Executive Employment Contracts and Change of Control Arrangements

        The following describes the employment contracts and change of control arrangements that are in place for certain executives named in the Summary Compensation Table on page 14.

Daniel P. Landguth

      Mr. Landguth executed an employment contract with Black Hills Corporation, as approved by the Board of Directors, effective December 20, 2002. Under the Agreement, Mr. Landguth is employed as Chief Executive Officer of the Company until May 31, 2005 (“Termination Date”), when Mr. Landguth will retire as an executive officer of the Company. The Agreement further provides for the engagement of Mr. Landguth as an independent contractor consultant of the Company from June 1, 2005 through May 31, 2008. During his employment as Chief Executive Officer, Mr. Landguth’s annualized salary will be a base sum not less than $516,500. The Board of Directors may approve annual increases in the salary rate, and Mr. Landguth shall be eligible to participate in incentive and other bonus programs customarily provided to executive officers of the Company. As a non-employee consultant, Mr. Languth shall be paid as follows: From June 1, 2005 to May 31, 2006, the sum of $300,000; From June 1, 2006 to May 31, 2007, the sum of $200,000; and From June 1, 2007 to May 31, 2008, the sum of $100,000. The Agreement also provides that Mr. Landguth, beginning on June 1, 2005, shall receive payment of undiscounted Pension Equalization Plan benefits at age 58, at the rate and on the terms that would have been payable commencing at the age of 62.

        The Agreement may be terminated without cause by either party, on thirty (30) days written notice. In the event of termination by the Company without cause, Mr. Landguth shall receive payment of compensation and benefits through the Termination Date. A termination of the Agreement pursuant to a “change of control” of the Company is deemed to constitute a termination without cause. Mr. Landguth shall likewise receive payment through the Termination Date in the event he terminates the Agreement for “good reason.” The Agreement defines “good reason” for termination to include non-consensual changes in any of Mr. Landguth’s duties or responsibilities; any material, uncured failure by the Company to comply with any of the provisions of the Agreement; any non-consensual requirement by the Company that Mr. Landguth be based at any office or location other than an office or location in Rapid City, South Dakota, except for travel reasonably required in the performance of his responsibilities; and any proposed termination by the Company of the employment otherwise than as permitted by the Agreement. If the Company terminates the Agreement for “just cause,” however, Mr. Landguth shall receive thirty (30) days written notice of termination, with no employment compensation or benefits paid beyond the date of termination. “Just cause” for termination includes an act of dishonesty on Mr. Landguth’s part which is intended to result in his substantial personal enrichment at the expense of the Company; repeated violations by Mr. Landguth of his obligations under the Agreement which are demonstrably willful and deliberate and which result in material injury to the Company; conduct of a criminal nature which has or which is more likely than not to have a material adverse effect on the Company’s reputation or standing in the community or on its continuing relationships with its customers or those who purchase or use its products; or fraudulent conduct in connection with the business or affairs of the Company, regardless of whether the conduct is designed to defraud the Company or others.

        In consideration of the Agreement, Mr. Landguth agreed to cancel his Change of Control Agreement previously executed with the Company.

Everett E. Hoyt

      Mr. Hoyt executed an employment contract with Black Hills Corporation, as approved by the Board of Directors, effective December 20, 2002. Under the Agreement, Mr. Hoyt is employed to perform services as assigned by the Chief Executive Officer of the Company until August 8, 2004 (“Termination Date”), when Mr. Hoyt reaches age 65 and will retire as an executive officer of the Company. During the term of the Agreement, Mr. Hoyt’s annualized salary will be a base sum not less than $347,800. The Board of Directors may approve annual increases in the salary rate, and Mr. Hoyt shall be eligible to participate in incentive and other bonus programs customarily provided to executive officers of the Company.

        The Agreement may be terminated without cause by either party, on thirty (30) days written notice. In the event of termination by the Company without cause, Mr. Hoyt shall receive payment of compensation and benefits through the Termination Date. A termination of the Agreement pursuant to a “change of control” of the Company is deemed to constitute a termination without cause. Mr. Hoyt shall likewise receive payment through the Termination Date in the event he terminates the Agreement for “good reason.” The Agreement defines “good reason” for termination to include non-consensual changes in any of Mr. Hoyt’s duties or responsibilities; any material, uncured failure by the Company to comply with any of the provisions of the Agreement; any non-consensual requirement by the Company that Mr. Hoyt be based at any office or location other than an office or location in Rapid City, South Dakota, except for travel reasonably required in the performance of his responsibilities; and any proposed termination by the Company of the employment otherwise than as permitted by the Agreement. If the Company terminates the Agreement for “just cause,” however, Mr. Hoyt shall receive thirty (30) days written notice of termination, with no employment compensation or benefits paid beyond the date of termination. “Just cause” for termination includes an act of dishonesty on Mr. Hoyt’s part which is intended to result in his substantial personal enrichment at the expense of the Company; repeated violations by Mr. Hoyt of his obligations under the Agreement which are demonstrably willful and deliberate and which result in material injury to the Company; conduct of a criminal nature which has or which is more likely than not to have a material adverse effect on the Company’s reputation or standing in the community or on its continuing relationships with its customers or those who purchase or use its products; or fraudulent conduct in connection with the business or affairs of the Company, regardless of whether the conduct is designed to defraud the Company or others.

        In consideration of the Agreement, Mr. Hoyt agreed to cancel his Change of Control Agreement previously executed with the Company.

        Coincident with the execution of the Agreement, the Board of Directors also approved a First Amendment to the Agreement for Supplemental Pension Benefit dated January 20, 1992. The Agreement for Supplemental Pension Benefits, executed following Mr. Hoyt’s employment with the Company, provided that Mr. Hoyt would receive credit for years of service with a prior employer, for purposes of calculating his entitlement to benefits under the Company’s Pension Plan. The Amendment provided that the term “Pension Plan” includes the Employee’s Defined Benefit Plan, Pension Plan, and Pension Equalization Plan.

Change of Control Agreements

        We have entered into change of control severance agreements with Thomas M. Ohlmacher, Mark T. Thies, Steven J. Helmers and certain of our other executive officers and key employees. The change of control severance agreements provide for certain payments and other benefits to be payable upon a change in control and a subsequent termination of employment, either involuntary or for a good reason.

        A change in control is defined in the agreements as:

  an acquisition of 30 percent or more of our common stock, except for certain defined acquisitions, such as acquisition by employee benefit plans, us, or any of our subsidiaries; or
  members of our incumbent Board of Directors at the time the agreements were executed cease to constitute at least two-thirds of the members of the Board of Directors, with the incumbent Board of Directors being defined as those individuals consisting of the Board of Directors on the date the agreement was executed and any other directors elected subsequently whose election was approved by the incumbent Board of Directors; or
  approval by our shareholders of:

•  a merger, consolidation, or reorganization;
•  liquidation or dissolution;
•  or agreement for sale or other disposition of all or substantially all of our assets, with exceptions for transactions which do not involve an effective change in control of voting securities or Board of Directors membership, and transfers to subsidiaries or sale of subsidiaries; and

  all regulatory approvals required to effect a change in control have been obtained.

        In the change of control severance agreements, a good reason for termination which would trigger payment of benefits is defined to include:

  a change in the executive's status, title, position or responsibilities;
  a reduction in the executive's annual compensation or any failure to pay the executive any compensation or benefits to which he or she is entitled within seven days of the date due;
  any material breach by us of any provisions of the change of control severance agreement;
  requiring the executive to be based outside a 50-mile radius from their present duty assignment; or
  our failure to obtain an agreement from any successor company to assume and agree to perform the change of control severance agreement.

        Upon a change in control, the executive will have an employment contract for a three-year period, but not beyond age 65. During this employment term, the executive shall receive annual compensation at least equal to the highest rate in effect at any time during the one-year period preceding the change in control and shall also receive employment welfare benefits, pension benefits, and supplemental retirement benefits on a basis no less favorable than those received prior to the change in control.

        If the executive’s employment is terminated during the three-year employment term involuntarily, or for a good reason, then the executive is entitled to the following benefits:

  severance pay equal to 2.99 times executive’s five-year average taxable compensation, provided that the foregoing payment is subject to proportionate reduction based upon when termination takes place during the three-year employment term and based upon a ratio of the executive’s employment term to 36 months; and
  continuation of employee welfare benefits for the remainder of the employment term, with an offset for similar benefits received, along with additional credited service under the Pension Equalization Plan and defined benefit retirement plan equal to the remainder of the employment term.

        The change of control severance agreements contain a “cap” provision which reduces any amounts payable to an amount which would prevent any payments from being nondeductible under the Internal Revenue Code. The change of control severance agreements provide for reimbursement of legal fees and expenses of the executive incurred after the change in control by the executive in seeking to obtain or enforce any benefits provided by the change of control severance agreement. The executive is not required to mitigate the amount of any payment or benefit by seeking other employment or otherwise, and the payments or benefits are not reduced whether or not the executive obtains other employment and/or benefits, except for employee welfare benefits.

Audit Committee Report

        In accordance with our written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices. Under the rules of the New York Stock Exchange, all of the members of the Audit Committee are independent. During the current year, the Audit Committee held five meetings, and the Committee chairperson, as representative of the Committee, discussed the interim financial information contained in each quarterly earnings announcement with the Chief Financial Officer, Vice President – Controller and our independent auditors, Deloitte & Touche LLP, prior to public release.

        The Audit Committee oversees our financial process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Audit Committee obtained from Deloitte & Touche LLP a formal written statement describing all relationships between the auditors and us that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with Deloitte & Touche LLP any relationships that may impact their objectivity and independence and satisfied itself as to their independence. The Committee also discussed the quality and adequacy of the Company’s internal controls with management, the internal auditors and Deloitte & Touche LLP. In addition the Committee reviewed with both the internal auditors and Deloitte & Touche LLP audit plans, audit scope and identification of risks.

        The Audit Committee reviewed and discussed with Deloitte & Touche LLP all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and, with and without management present discussed and reviewed the results of the internal audit examinations and Deloitte & Touche LLP’s examination of the financial statements.

        Based on the above-mentioned review and discussions with management and Deloitte & Touche LLP, the Audit Committee recommended to the Board that our audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment of Deloitte & Touche LLP as the independent auditors and the Board of Directors concurred with the recommendation.

        The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

AUDIT COMMITTEE

Bruce B. Brundage, Chairperson	John R. Howard	David S. Maney
Thomas J. Zeller

Principal Accounting Firm Fees

        The following table sets forth the aggregate fees billed to us for the fiscal year ended December 31, 2002 by our principal accounting firm, Deloitte & Touche LLP.

Audit Fees
Audit for 2002 and Quarterly Reviews	$1,130,500
Reaudit for 2001, 2000, 1999	650,000

1,780,500

Financial Information Systems
Design and Implementation Fees	0

All Other Fees
Audit Related	229,000
Tax	704,000
Other	65,000

998,000

$2,778,500

The Audit Committee and the Board of Directors determined that the scope of services included within the heading “All Other Fees,” is compatible with maintaining the principal accounting firm’s independence.

Stock Performance Graph

        The graph below compares the cumulative shareholder return on our common stock for the last five fiscal years with the cumulative total return of the S&P 500 Index and the Edison Electric Institute Electric Index over the same period, assuming the investment of $100 on December 31, 1997, and the reinvestment of all dividends.

ITEM 2:   RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The firm of Deloitte & Touche LLP, independent public accountants, conducted the audit of Black Hills Corporation and its subsidiaries for 2002. Representatives of Deloitte & Touche LLP will be present at our annual meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

        Audit services performed by Deloitte & Touche LLP during 2002 included audit of our financial statements and those of our subsidiaries and review of interim financial information.

        Our Board of Directors, on recommendation of the Audit Committee and subject to ratification by our shareholders, has appointed Deloitte & Touche LLP to perform an audit of our consolidated financial statements and those of our subsidiaries for the year 2003 and to render their reports. If shareholder approval for the appointment of Deloitte & Touche LLP is not obtained, the Audit Committee and the Board of Directors will reconsider the appointment.

THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR RATIFICATION
OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP TO SERVE AS
INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR 2003

        On May 24, 2002, upon its review of the recommendation of the Audit Committee, the Board of Directors approved the dismissal of Arthur Andersen LLP (“Arthur Andersen”) as the Company’s independent auditors effective May 24, 2002.

        In connection with the audits of the Company’s two fiscal years ended December 31, 2001, and the subsequent interim period prior to May 24, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Anderson, would have caused Arthur Andersen to make reference thereto in its report on the financial statements of the Company for such time periods. Also, during those time periods, there were no “reportable events,” as such term is used in Item 304(a)(1)(v) of Regulation S-K.

ITEM 3:   TRANSACTION OF OTHER BUSINESS

        Our Board of Directors does not intend to present any business for action by our shareholders at the meeting except the matters referred to in this proxy statement. If any other matters should be properly presented at the meeting, it is the intention of the persons named in the accompanying form of proxy to vote thereon in accordance with the recommendations of our Board of Directors.

SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

        Shareholder proposals intended to be presented at our 2004 annual meeting of shareholders must be received by our Secretary in writing at our executive offices at 625 Ninth Street, P.O. Box 1400, Rapid City, South Dakota 57709, prior to December 23, 2003. Any proposal submitted must be in compliance with Rule 14a-8 of Regulation 14A of the Securities and Exchange Commission.

        If a shareholder, who intends to present a proposal at our 2004 annual meeting of shareholders and has not sought inclusion of the proposal in our proxy materials pursuant to Rule 14a-8, fails to provide us with notice of such proposal by March 7, 2004, then the persons named in the proxies solicited by our Board of Directors for our 2004 annual meeting of shareholders may exercise discretionary voting power with respect to such proposal.

SHARED ADDRESS SHAREHOLDERS

        In accordance with a notice sent to eligible shareholders who share a single address, we are sending only one annual report and proxy statement to that address unless we receive instructions to the contrary from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a shareholder of record residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she may contact Shareholder Relations at the below address. Eligible shareholders of record receiving multiple copies of our annual report and proxy statement can request householding by contacting us in the same manner. Shareholders who own shares through a bank, broker or other nominee can request householding by contacting the nominee.

        We hereby undertake to deliver promptly, upon written or oral request, a separate copy of the annual report to shareholders, or proxy statement, as applicable, to our shareholders at a shared address to which a single copy of the document was delivered.

Shareholder Relations Black Hills Corporation P.O. Box 1400 Rapid City, SD 57709 (605) 721-1700

        Please vote your shares by telephone, by the Internet or by promptly returning the accompanying form of proxy, whether or not you expect to be present at the meeting.

ANNUAL REPORT ON FORM 10-K

        A copy of our Annual Report on Form 10-K (excluding exhibits), for the year ended December 31, 2002, which is required to be filed with the Securities and Exchange Commission, will be made available to shareholders to whom this Proxy Statement is mailed, without charge, upon written or oral request to Shareholder Relations, Black Hills Corporation, P.O. Box 1400, Rapid City, SD 57709, Telephone Number: (605) 721-1700. Our Annual Report on Form 10-K also may be accessed through our website at www.blackhillscorp.com.

By Order of the Board of Directors,

By Order of the Board of Directors STEVEN J. HELMERS Senior Vice President, General Counsel and Secretary

Dated: April 21, 2003

BLACK HILLS CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

Wednesday, May 28, 2003
9:30 a.m., Local Time

The Journey Museum
222 New York Street
Rapid City, SD 57701

Black Hills Corporation
P.O. Box 1400
Rapid City, SD 57709                                                                                                                                                                                                                PROXY

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 28, 2003.

The undersigned hereby appoints Daniel. P. Landguth, Mark T. Thies and Steven J. Helmers, and each of them, with full power of substitution, to vote your shares at the Annual Meeting of Shareholders to be held at 9:30 a.m., local time, May 28, 2003, at The Journey Museum, 222 New York Street, Rapid City, SD 57701, and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the Proxy Statement furnished herewith. Your vote is important! Ensure that your shares are represented at the meeting. Either (1) submit your proxy by Touchtone telephone, (2) submit your proxy by Internet, or (3) mark, date, sign, and return this proxy in the envelope provided. If no directions are given, the proxies will vote in accordance with the Board of Directors recommendation on all matters listed on this proxy, and at their discretion on any other matters that may properly come before the meeting.

See reverse for voting instructions.

COMPANY #
CONTROL #

There are three ways to vote your Proxy.

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, dated, signed and returned your proxy card.

VOTE BY PHONE—TOLL FREE—1-800-240-6326— QUICK***EASY***IMMEDIATE

  Use any touchtone phone to vote your proxy 24 hours a day, 7 days a week, until 11:00 a.m. (CT) on May 27, 2003.
  You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number (these numbers are located on the proxy card) and the last 4 digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. SSN or TIN please enter 4 zeros.
  Follow the simple instructions the Voice provides you.

VOTE BY INTERNET—www.eproxy.com/bkh/— QUICK***EASY***IMMEDIATE

  Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 27, 2003.
  You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4 digits of the U.S. Social Security Number or Tax Identification Number for this account to obtain your records and create an electronic ballot. If you do not have a U.S. SSN or TIN please leave blank.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Black Hills Corporation, c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by telephone or Internet, please do not mail your Proxy Card.

Please detach here
__________________________________________________________________________________________________________________________________________________

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1. Election of Directors:	01 David C. Ebertz	03 Daniel P. Landguth	 Vote FOR	 Vote Withheld
	02 John R. Howard		all nominees	from all nominees
(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right
To cumulate votes so indicate.)	_________________________

2. Ratify the appointment of Deloitte & Touche LLP
to serve as Black Hills Corporation's independent
auditors in 2003.	 For	Against	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address change? Mark Box 	Indicate changes below:	Date_______________________

Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees,
administrators, etc., should include title and authority. Corporations should provide full name or corporation and title of authorized officer signing the proxy.